Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact	Media Contact
Paul T. Luther	Rob Morrison
(412) 553-1950	(412) 553-2666
Paul.Luther@howmet.com	Rob.Morrison@howmet.com

Howmet Aerospace Reports First Quarter 2026 Results

Revenue up 19% Year over Year; GAAP EPS $1.44, Adjusted EPS $1.22

Record First Quarter Cash Generation; $300 Million Deployed for Common Stock Repurchases

Full Year 2026 Guidance Increased

Summary Financial Results

	First Quarter
Dollars in Millions; Per share amounts in dollars, diluted	2026	2025	Change
Revenue	$2,313	$1,942	19%

GAAP Metrics
Operating Income	$753	$494	52%
Operating Income Margin	32.6%	25.4%	720	bps
Earnings per Share (EPS)	$1.44	$0.84	71%
Cash from Operations	$453	$253	79%

Non-GAAP Metrics[1]
Adjusted EBITDA	$740	$560	32%
Adjusted EBITDA Margin	32.0%	28.8%	320	bps
Adjusted Operating Income	$666	$491	36%
Adjusted Operating Income Margin	28.8%	25.3%	350	bps
Adjusted Earnings per Share (EPS)	$1.22	$0.86	42%
Free Cash Flow	$359	$134	168%

1 For more information, see “Non-GAAP Financial Measures” and the schedules to this release.

Key Activity

•	Secured financing for the acquisition of Consolidated Aerospace Manufacturing, LLC (CAM)
•	Completed acquisition of CAM on April 6, 2026 for approximately $1.8 billion
•	Sold disk forging facility in Savannah, GA on March 31, 2026 for approximately $230 million

PITTSBURGH, PA, May 7, 2026 – Howmet Aerospace (NYSE: HWM) announced results today for the first quarter 2026.

Howmet Aerospace Executive Chairman and Chief Executive Officer John Plant said, “The Howmet team delivered a strong start to 2026, with revenue, adjusted EBITDA, adjusted EBITDA margin, and adjusted earnings per share all exceeding the high end of guidance. Revenue growth accelerated to 19% year over year, driven by strong growth across our key end markets, and adjusted EBITDA margin expanded 320 basis points year over year to 32.0%. Free cash flow performance was outstanding at $359 million after spending $94 million in capital expenditures, supporting the future growth rate of the Company. The free cash flow also enabled $300 million in common stock repurchases.”

1

Mr. Plant continued, “Looking ahead, we see a robust growth outlook in the key markets Howmet serves with its differentiated products and solutions. Commercial aerospace OEM customers continue to target production rate increases supported by record backlogs. Engine spares needs continue to increase, although an effect could be felt from the Iranian conflict. Defense markets remain healthy, while the gas turbines market is also very active. We see signs of demand improvement in commercial transportation, although we remain cautious.”

"The beginning of 2026 was very active regarding the Howmet portfolio, and our updated guidance reflects these changes. We closed the CAM and Brunner acquisitions, adding revenue to Fastening Systems, while also divesting a disk forging business within Engineered Structures. These transactions followed our stated strategy of allocating capital to the businesses that demonstrate higher growth and margin potential. The net revenue effect of the portfolio adjustments in the year's guidance adds approximately $275 million, and the EPS effect is insignificant in 2026 with accretion expected in 2027."

2026 Guidance

Dollars in Millions; Per share amounts in dollars, diluted	Q2 2026 Guidance			FY 2026 Guidance
	Low	Baseline	High	Low	Baseline	High
Revenue	$2,390	$2,400	$2,410	$9,575	$9,650	$9,725
				Baseline Change	+$550
Adj. EBITDA[1]	$760	$765	$770	$3,025	$3,060	$3,095
Adj. EBITDA Margin[1]	31.8%	31.9%	32.0%	31.6%	31.7%	31.8%
				Baseline Change	+$300 + 140 bps
Adj. Earnings per Share[1]	$1.22	$1.23	$1.24	$4.88	$4.94	$5.00
				Baseline Change	+$0.49
Free Cash Flow[1]				$1,700	$1,750	$1,800
				Baseline Change	+$150

1 Reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures, as well as the directly comparable GAAP measures, are not available without unreasonable efforts due to the variability and complexity of the charges and other components excluded from the non-GAAP measures, such as gains or losses on sales of assets, taxes, and any future restructuring or impairment charges. In addition, there is inherent variability already included in the GAAP measures, including, but not limited to, price/mix and volume. Howmet Aerospace believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Consolidated Results

Howmet Aerospace reported first quarter 2026 revenue of $2.31 billion, up 19% year over year, and Adjusted EPS of $1.22, up 42% year over year. Revenue was driven by 20% growth in the commercial aerospace market, 10% growth in the defense aerospace market and 39% growth in the gas turbines market.

The Company reported adjusted EBITDA of $740 million, up 32% year over year. The year-over-year increase was driven by strong growth in the commercial aerospace market and the gas turbines market. Adjusted EBITDA margin was up approximately 320 basis points year over year at 32.0%.

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Segment Results

Engine Products

Dollars in Millions	First Quarter
	2026	2025	Change
Third-party sales	$1,253	$974	29%
Segment adjusted EBITDA	$458	$318	44%
Segment adjusted EBITDA margin	36.6%	32.6%	400	bps
Provision for depreciation and amortization	$38	$33

Engine Products reported first quarter 2026 revenue of $1.25 billion, an increase of 29% year over year, driven by growth in the commercial aerospace, defense aerospace, and gas turbines markets. Segment Adjusted EBITDA was $458 million, up 44% year over year, driven by growth in the commercial aerospace, defense aerospace and gas turbines markets. The Segment absorbed approximately 235 net headcount in the quarter in support of expected revenue increases. Segment Adjusted EBITDA margin increased approximately 400 basis points year over year to 36.6%.

Fastening Systems

Dollars in Millions	First Quarter
	2026	2025	Change
Third-party sales	$471	$412	14%
Segment adjusted EBITDA	$150	$127	18%
Segment adjusted EBITDA margin	31.8%	30.8%	100	bps
Provision for depreciation and amortization	$13	$12

Fastening Systems reported revenue of $471 million, an increase of 14% year over year driven by growth in the commercial aerospace and defense aerospace markets. Segment Adjusted EBITDA was $150 million, up 18% year over year, driven by growth in the commercial aerospace and defense aerospace markets. Segment Adjusted EBITDA margin increased approximately 100 basis points year over year to 31.8%.

Engineered Structures

Dollars in Millions	First Quarter
	2026	2025	Change
Third-party sales	$294	$304	(3%)
Segment adjusted EBITDA	$66	$67	(1%)
Segment adjusted EBITDA margin	22.4%	22.0%	40	bps
Provision for depreciation and amortization	$10	$13

Engineered Structures reported revenue of $294 million, a decrease of 3% year over year, driven by further product rationalization. Segment Adjusted EBITDA was $66 million, flat year over year. Segment Adjusted EBITDA margin increased approximately 40 basis points year over year to 22.4%.

Forged Wheels

Dollars in Millions	First Quarter
	2026	2025	Change
Third-party sales	$295	$252	17%
Segment adjusted EBITDA	$90	$68	32%
Segment adjusted EBITDA margin	30.5%	27.0%	350	bps
Provision for depreciation and amortization	$11	$10

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Forged Wheels reported revenue of $295 million, an increase of 17% year over year, with 11% lower volumes in the commercial transportation market more than offset by an increase in aluminum and other inflationary cost pass through. Segment Adjusted EBITDA was $90 million and increased 32% year over year, driven by cost reductions, including lower net headcount, in response to lower volumes in the commercial transportation market. Segment Adjusted EBITDA margin increased approximately 350 basis points year over year to 30.5%.

Secured Acquisition Financing for Consolidated Aerospace Manufacturing, LLC (CAM)

On March 3, 2026, the Company issued $400 million aggregate principal amount of 3.75% notes due 2028, $300 million aggregate principal amount of 3.90% notes due 2029, and $500 million aggregate principal amount of 4.75% notes due 2036. The Company secured the financing for the acquisition of CAM with these note issuances, combined with $450 million borrowed under its commercial paper program and approximately $150 million in cash sourced from the sale of the Savannah disk forging facility.

Completed Acquisition of CAM for approximately $1.8 Billion

On April 6, 2026, the Company completed the acquisition of CAM for approximately $1.8 billion from Stanley Black & Decker, Inc. CAM is a leading global designer and manufacturer of precision fasteners, fluid fittings, and other complex, highly engineered products for demanding aerospace and defense applications.

Acquired Brunner Manufacturing Co. Inc.

On February 6, 2026, the Company acquired Brunner Manufacturing Co. Inc., a privately held producer of high-quality fastener products based in Mauston, WI in an all-cash transaction for approximately $120 million. The transaction will enhance Howmet Aerospace’s product offerings and market opportunities with larger-size fasteners.

Sold Disk Forging Facility in Savannah, GA

On March 31, 2026, the Company sold its Savannah, GA disk forging facility that operated within the Engineered Structures segment for approximately $230 million. The sale resulted in a $93 million pre-tax gain that was treated as a special item.

Titanium Alloy Operation Moved from Engine Products to Engineered Structures

In the first quarter 2026, the Company moved a titanium alloy production operation from Engine Products to Engineered Structures for better operational alignment. The comparable periods of Engine Products and Engineered Structures have been recast to reflect the new alignment. The recasting had no impact on the Company's consolidated results, financial position, or cash flows.

Repurchased $300 Million of Common Stock in First Quarter 2026, $150 Million in April 2026

In the first quarter 2026, Howmet Aerospace repurchased $300 million of common stock at an average price of $230.43 per share, retiring approximately 1.3 million shares. In April 2026, the Company repurchased an additional $150 million of common stock at an average price of $246.18 per share, retiring approximately 0.6 million shares. As of May 4, 2026, total share repurchase authorization available was $1,047 million.

Quarterly Common Stock Dividend of $0.12 Per Share Paid in First Quarter 2026

On February 25, 2026, the Company paid a quarterly dividend of $0.12 per share on its common stock, up 20% from the $0.10 per share dividend paid in the first quarter 2025. The Board of Directors declared a quarterly dividend of $0.12 per share on the Company’s common stock to be paid on May 26, 2026 to the holders of record of the common stock at the close of business on May 8, 2026.

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Fitch Ratings upgraded Howmet Aerospace to A-

On February 13, 2026, Fitch Ratings upgraded its Long-Term Issuer Default Rating of Howmet Aerospace from BBB+ to A-, four notches into investment grade. All three major credit rating agencies rate Howmet Aerospace at least three notches into Investment Grade.

Howmet Aerospace will hold its quarterly conference call at 10:00 AM Eastern Time on Thursday, May 7, 2026. The call will be webcast via www.howmet.com. The press release and presentation materials will be available at approximately 7:00 AM ET on May 7, via the “Investors” section of the Howmet Aerospace website.

About Howmet Aerospace

Howmet Aerospace Inc., headquartered in Pittsburgh, Pennsylvania, is a leading global provider of advanced engineered solutions for the aerospace, gas turbine, and transportation industries. The Company’s primary businesses focus on engine components, fastening systems, and airframe structural components necessary for mission-critical performance and efficiency, including in aerospace, defense, and gas turbine applications, as well as forged aluminum wheels for commercial transportation. With approximately 1,200 granted and pending patents, the Company’s differentiated technologies enable lighter, more fuel-efficient aircraft and commercial trucks to operate with a lower carbon footprint. For more information, visit www.howmet.com.

Dissemination of Company Information

Howmet Aerospace intends to make future announcements regarding Company developments and financial performance through its website at www.howmet.com.

Forward-Looking Statements

This release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as "anticipates," "believes," "could," “envisions,” "estimates," "expects," "forecasts," "goal," "guidance," "intends," "may," "outlook," "plans," “poised,” "projects," "seeks," "sees," "should," "targets," "will," "would," or other words of similar meaning. All statements that reflect Howmet Aerospace’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements, forecasts and outlook relating to the condition of markets; future financial results or operating performance; future strategic actions; Howmet Aerospace's strategies, outlook, and business and financial prospects; any future dividends, debt issuances, debt reduction and repurchases of its common stock; and statements regarding any acquisitions, including expected benefits. These statements reflect beliefs and assumptions that are based on Howmet Aerospace’s perception of historical trends, current conditions and expected future developments, as well as other factors Howmet Aerospace believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, which could cause actual results to differ materially from those indicated by these statements. Such risks and uncertainties include, but are not limited to: (a) deterioration in global economic and financial market conditions generally, or unfavorable changes in the markets served by Howmet Aerospace, including due to escalating tariff and other trade policies and energy costs, and the resulting impacts on Howmet Aerospace’s supply and distribution chains, as well as on market volatility and global trade generally; (b) the impact of potential cyber attacks and information technology or data security breaches; (c) the loss of significant customers or adverse changes in customers’ business or financial conditions; (d) manufacturing difficulties or other issues that impact product performance, quality or safety; (e) inability of suppliers to meet obligations due to supply chain disruptions or otherwise; (f) failure to attract and retain a qualified workforce and key personnel, labor disputes or other employee relations issues; (g) the inability to achieve anticipated or targeted financial performance, operations or competitiveness, or realization of expected benefits from acquisitions, including the effective integration of acquired businesses; (h) inability to meet increased demand, production targets or commitments; (i) competition from new product offerings, disruptive technologies or other developments; (j) geopolitical, economic, and regulatory risks relating to Howmet Aerospace’s global operations, including geopolitical and diplomatic tensions, instabilities, conflicts and wars, as well as compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations; (k) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation; (l) failure to comply with government contracting regulations; (m) adverse changes in discount rates or investment returns on pension assets; and (n) the other risk factors summarized in Howmet Aerospace’s Form 10-K for the year ended December 31, 2025 and other reports filed with the U.S. Securities and Exchange Commission. Market projections are subject to the risks discussed above and other risks in the market. Under its share repurchase program, the Company may repurchase shares from time to time, in amounts, at prices, and at such times as the Company deems appropriate, subject to market conditions, legal requirements and other considerations. The Company is not obligated to repurchase any specific number of shares or to do so at any particular time. The declaration of any future dividends is subject to the discretion and approval of the Board of Directors after the Board’s consideration of all factors it deems relevant and subject to applicable law. The Company may modify, suspend, or cancel its share repurchase program or any dividend policy in any manner and at any time that it may deem necessary or appropriate. Credit ratings are not a recommendation to buy or hold any Howmet Aerospace securities, and they may be revised or revoked at any time at the sole discretion of the credit rating organizations. The statements in this release are made as of the date of this release, even if subsequently made available by Howmet Aerospace on its website or otherwise. Howmet Aerospace disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

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Non-GAAP Financial Measures

Some of the information included in this release is derived from Howmet Aerospace’s consolidated financial information but is not presented in Howmet Aerospace’s financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain of these data are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the schedules to this release.

Adjusted EBITDA is defined as Operating Income excluding Restructuring and other (credits) charges, Special Items and provision for depreciation and amortization. Special items, including Restructuring and other (credits) charges, are excluded from Adjusted EBITDA. Current and prior periods’ Adjusted EBITDA calculations have not changed although the definitions have been simplified.

Other Information

In this press release, the acronym “FY” means “full year”; “Q” means “quarter”; “YoY” means year over year; “Adj.” means adjusted; Howmet, Howmet Aerospace, or the Company means Howmet Aerospace Inc.; and references to performance by Howmet Aerospace or its segments as “record” mean its best result since April 1, 2020 when Howmet Aerospace Inc. (previously named Arconic Inc.) separated from Arconic Corporation.

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Howmet Aerospace Inc. and subsidiaries

Statement of Consolidated Operations (unaudited)

(in U.S. dollar millions, except per-share and share amounts)

	Quarter ended
	March 31, 2026	December 31, 2025	March 31, 2025
Sales	$2,313	$2,168	$1,942

Cost of goods sold (exclusive of expenses below)	1,459	1,412	1,290
Selling, general administrative, and other expenses	111	96	85
Research and development expenses	9	10	8
Provision for depreciation and amortization	74	73	69
Restructuring and other (credits) charges	(93)	88	(4)
Operating income	753	489	494

Loss on debt redemption	—	15	—
Interest expense, net	43	37	39
Other expense, net	2	7	9

Income before income taxes	708	430	446
Provision for income taxes	128	58	102
Net income	$580	$372	$344

Amounts Attributable to Howmet Aerospace Common Shareholders:
Earnings per share - basic(1):
Net income per share	$1.45	$0.92	$0.85
Average number of shares(2)(3)	401	402	405

Earnings per share - diluted(1):
Net income per share	$1.44	$0.92	$0.84
Average number of shares(2)(3)	403	404	407

Common stock outstanding at the end of the period	401	402	404

(1)	In order to calculate both basic and diluted earnings per share through December 31, 2025, preferred stock dividends declared of less than $1 for the quarters presented need to be subtracted from Net income.

(2)	For the quarters presented, the difference between the diluted average number of shares and the basic average number of shares relates to share equivalents associated with outstanding restricted stock unit awards and employee stock options.

(3)	As average shares outstanding are used in the calculation of both basic and diluted earnings per share, the full impact of share repurchases is not fully realized in earnings per share ("EPS") in the period of repurchase since share repurchases may occur at varying points during a period.

7

Howmet Aerospace Inc. and subsidiaries

Consolidated Balance Sheet (unaudited)

(in U.S. dollar millions)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$2,435	$742
Receivables from customers, less allowances of $— in both 2026 and 2025	940	779
Inventories	1,975	1,849
Prepaid expenses and other current assets	307	409
Total current assets	5,657	3,779
Properties, plants, and equipment, net	2,614	2,593
Goodwill	4,078	4,022
Deferred income taxes	35	40
Intangibles, net	451	457
Other noncurrent assets	232	288
Total assets	$13,067	$11,179

Liabilities
Current liabilities:
Accounts payable, trade	$1,058	$845
Accrued compensation and retirement costs	263	343
Taxes, including income taxes	81	77
Accrued interest payable	39	47
Deferred revenue	129	147
Other current liabilities	109	121
Long-term debt due within one year	186	191
Short-term borrowings	450	—
Total current liabilities	2,315	1,771
Long-term debt, less amount due within one year	4,050	2,859
Accrued pension benefits	533	546
Accrued other postretirement benefits	36	38
Other noncurrent liabilities and deferred credits	611	612
Total liabilities	7,545	5,826

Equity
Howmet Aerospace shareholders’ equity:
Common stock	401	402
Additional capital	2,187	2,531
Retained earnings	4,625	4,093
Accumulated other comprehensive loss	(1,691)	(1,673)
Total equity	5,522	5,353
Total liabilities and equity	$13,067	$11,179

8

Howmet Aerospace Inc. and subsidiaries

Statement of Consolidated Cash Flows (unaudited)

(in U.S. dollar millions)

	First quarter ended
	March 31,
	2026	2025
Operating activities
Net income	$580	$344
Adjustments to reconcile net income to cash provided from operations:
Depreciation and amortization	74	69
Deferred income taxes	15	18
Restructuring and other credits	(93)	(4)
Net realized and unrealized losses	4	5
Net periodic pension cost	11	10
Stock-based compensation	21	14
Other	3	3
Changes in assets and liabilities, excluding effects of acquisitions, divestitures, and foreign currency translation adjustments:
Increase in receivables	(164)	(189)
Increase in inventories	(110)	(49)
(Increase) decrease in prepaid expenses and other current assets	(12)	24
Increase in accounts payable, trade	220	58
Decrease in accrued expenses	(100)	(91)
Increase in taxes, including income taxes	26	60
Increase in noncurrent assets	(5)	(1)
Decrease in noncurrent liabilities	(17)	(18)
Cash provided from operations	453	253
Financing Activities
Net change in commercial paper	450	—
Additions to debt	1,200	—
Repurchases and payments on debt	—	(1)
Debt issuance costs	(12)	—
Repurchases of common stock	(300)	(125)
Dividends paid to shareholders	(48)	(42)
Taxes paid for net share settlement of equity awards	(64)	—
Other	—	1
Cash provided from (used for) financing activities	1,226	(167)
Investing Activities
Capital expenditures	(94)	(119)
Acquisitions, net of cash acquired	(118)	—
Proceeds from the sale of assets and businesses	225	5
Sale of investments	2	—
Other	(1)	(1)
Cash provided from (used for) investing activities	14	(115)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	1
Net change in cash, cash equivalents and restricted cash	1,693	(28)
Cash, cash equivalents and restricted cash at beginning of period	743	565
Cash, cash equivalents and restricted cash at end of period	$2,436	$537

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Howmet Aerospace Inc. and subsidiaries

Segment Information (unaudited)

(in U.S. dollar millions)

	2024	1Q25	2Q25	3Q25	4Q25	2025	1Q26
Engine Products
Third-party sales	$3,671	$974	$1,038	$1,087	$1,143	$4,242	$1,253
Inter-segment sales	$6	$2	$3	$2	$1	$8	$2
Provision for depreciation and amortization	$138	$33	$35	$37	$39	$144	$38
Segment Adjusted EBITDA	$1,129	$318	$343	$362	$393	$1,416	$458
Segment Adjusted EBITDA Margin	30.8%	32.6%	33.0%	33.3%	34.4%	33.4%	36.6%
Restructuring and other charges	$1	$—	$—	$—	$88	$88	$—
Capital expenditures	$216	$85	$74	$73	$84	$316	$59

Fastening Systems
Third-party sales	$1,576	$412	$431	$448	$454	$1,745	$471
Inter-segment sales	$1	$—	$—	$—	$1	$1	$—
Provision for depreciation and amortization	$47	$12	$12	$12	$12	$48	$13
Segment Adjusted EBITDA	$406	$127	$126	$138	$139	$530	$150
Segment Adjusted EBITDA Margin	25.8%	30.8%	29.2%	30.8%	30.6%	30.4%	31.8%
Restructuring and other charges (credits)	$5	$—	$1	$—	$(1)	$—	$—
Capital expenditures	$26	$10	$9	$13	$20	$52	$17

Engineered Structures
Third-party sales	$1,129	$304	$308	$307	$307	$1,226	$294
Inter-segment sales	$28	$7	$8	$7	$4	$26	$8
Provision for depreciation and amortization	$43	$13	$10	$10	$10	$43	$10
Segment Adjusted EBITDA	$187	$67	$68	$64	$66	$265	$66
Segment Adjusted EBITDA Margin	16.6%	22.0%	22.1%	20.8%	21.5%	21.6%	22.4%
Restructuring and other charges (credits)	$12	$(4)	$—	$—	$—	$(4)	$(93)
Capital expenditures	$23	$6	$7	$10	$13	$36	$12

Forged Wheels
Third-party sales	$1,054	$252	$276	$247	$264	$1,039	$295
Provision for depreciation and amortization	$42	$10	$10	$11	$11	$42	$11
Segment Adjusted EBITDA	$287	$68	$76	$73	$79	$296	$90
Segment Adjusted EBITDA Margin	27.2%	27.0%	27.5%	29.6%	29.9%	28.5%	30.5%
Restructuring and other charges (credits)	$1	$—	$(1)	$—	$—	$(1)	$—
Capital expenditures	$45	$15	$8	$9	$4	$36	$3

Differences between the total segment and consolidated totals are in Corporate.

In the first quarter of 2026, the Company reorganized Howmet’s segments by moving a titanium alloy location from Engine Products to Engineered Structures as it better aligns with the operations of the Engineered Structures segment. The comparable periods of Engine Products and Engineered Structures have been recast to reflect the new alignment. The recasting had no impact on the Company’s consolidated results, financial position or cash flows.

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Howmet Aerospace Inc. and subsidiaries

Calculation of Financial Measures (unaudited)

(in U.S. dollar millions)

Reconciliation of Total Segment Adjusted EBITDA to Consolidated Operating income

	2024	1Q25	2Q25	3Q25	4Q25	2025	1Q26
Income before income taxes	$1,383	$446	$469	$495	$430	$1,840	$708
Loss on debt redemption	6	—	—	—	15	15	—
Interest expense, net	182	39	38	37	37	151	43
Other expense, net	62	9	14	10	7	40	2
Operating income	$1,633	$494	$521	$542	$489	$2,046	$753
Segment provision for depreciation and amortization	270	68	67	70	72	277	72
Unallocated amounts:
Restructuring and other charges (credits)	21	(4)	—	—	88	84	(93)
Corporate expense(1)	85	22	25	25	28	100	32
Total Segment Adjusted EBITDA	$2,009	$580	$613	$637	$677	$2,507	$764

Total Segment Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Total Segment Adjusted EBITDA provides additional information with respect to the Company's operating performance and the Company’s ability to meet its financial obligations. The Total Segment Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies. Howmet’s definition of Total Segment Adjusted EBITDA is defined as Operating Income excluding Restructuring and other charges (credits) and Special items and Provision for depreciation and amortization. Special items, including Restructuring and other charges (credits), are excluded from Adjusted EBITDA. Current and prior periods’ Segment Adjusted EBITDA calculations have not changed although the definitions have been simplified. Differences between the total segment and consolidated totals are in Corporate.

(1) Pre-tax special items included in Corporate expense

	1Q25	2Q25	3Q25	4Q25	2025	1Q26
Acquisition and acquisition-related costs(1)	$—	$—	$—	$2	$2	$6
Costs (benefits) associated with closures, supply chain disruptions, and other items	1	(1)	—	1	1	—
Total Pre-tax special items included in Corporate expense	$1	$(1)	$—	$3	$3	$6

(1)	Excludes interest expense related to the Consolidated Aerospace Manufacturing, LLC acquisition.

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Howmet Aerospace Inc. and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in U.S. dollars millions)

Reconciliation of Free cash flow

	Quarter ended
	1Q25	1Q26
Cash provided from operations	$253	$453
Capital expenditures	(119)	(94)
Free cash flow	$134	$359

Cash (used for) provided from financing activities	$(167)	$1,226
Cash (used for) provided from investing activities	$(115)	$14

The Accounts Receivable Securitization program remains unchanged at $250 outstanding.

Free cash flow is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures (due to the fact that these expenditures are considered necessary to maintain and expand the Company's asset base and are expected to generate future cash flows from operations). It is important to note that Free cash flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

12

Howmet Aerospace Inc. and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in U.S. dollar millions, except per-share and share amounts)

Reconciliation of Adjusted Net income

	Quarter ended
	1Q25	4Q25	1Q26
Net income	$344	$372	$580

Diluted earnings per share ("EPS")	$0.84	$0.92	$1.44

Average number of diluted shares	407	404	403

Special items:
Restructuring and other (credits) charges(1)	(4)	88	(93)
Loss on debt redemption	—	15	—
Acquisition and acquisition-related costs(2)	—	2	7
Costs associated with closures, supply chain disruptions, and other items	1	1	—
Subtotal: Pre-tax special items	(3)	106	(86)
Tax impact of Pre-tax special items(3)	1	(26)	30
Subtotal	(2)	80	(56)

Discrete and other tax special items(4)	9	(26)	(30)
Total: After-tax special items	7	54	(86)
Adjusted Net income	$351	$426	$494

Adjusted EPS	$0.86	$1.05	$1.22

Adjusted Net income and Adjusted EPS are non-GAAP financial measures. Management believes that these measures are meaningful to investors because management reviews the operating results of the Company excluding the impacts of Restructuring and other (credits) charges, Discrete tax items, and Other special items (collectively, “Special items”). There can be no assurances that additional Special items will not occur in future periods. To compensate for this limitation, management believes that it is appropriate to consider both Net income and Diluted EPS determined under GAAP as well as Adjusted Net income and Adjusted EPS. The change in the titles of and removal of "excluding special items" from Net income excluding Special items and Diluted EPS excluding Special items to Adjusted Net income and Adjusted EPS has not changed the definition of these measures.

(1)	Restructuring and other (credits) charges for the quarter ended March 31, 2026 included a gain on the sale of the Company's disk forging facility in Savannah, GA within Engineered Structures. Restructuring and other (credits) charges for the quarter ended December 31, 2025 included a non-cash pension settlement charge of $89 primarily resulting from the purchase of group annuity contracts with a third-party carrier to pay and administer future annuity payments for its U.K. pension plan which reduced gross pension obligations.

(2)	Includes legal and advisory costs, amortization expense of inventory step-up recorded in accordance with purchase accounting, and other acquisition-related costs. Additionally, includes interest expense related to the Consolidated Aerospace Manufacturing, LLC acquisition.

(3)	The Tax impact of Pre-tax special items is based on the applicable statutory rates whereby the difference between such rates and the Company’s consolidated estimated annual effective tax rate is itself a Special item.

(4)	Discrete tax items for each period included the following:

•	for 1Q25, a net charge related to the expiration of a tax holiday in China $6, a charge for a tax reserve established in Germany $2, and a net charge for other small items $1;

•	for 4Q25, a benefit to release a valuation allowance related to U.S. foreign tax credits ($8), a benefit to release a valuation allowance related to U.S. state tax losses and credits ($6), a net benefit for prior year tax adjustments ($4), an excess benefit for stock compensation ($3), a benefit related to re-establishing a tax holiday in China ($4), a net benefit for other small items ($2), and a charge related to the expiration of a tax holiday in China $2; and

•	for 1Q26, an excess benefit for stock compensation ($21).

13

Howmet Aerospace Inc. and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in U.S. dollar millions)

Reconciliation of Operational tax rate

	1Q26
	Effective tax rate, as reported	Special items(1)(2)	Operational tax rate, as adjusted
Income before income taxes	$708	$(86)	$622
Provision for income taxes	$128	$—	$128
Tax rate	18.1%		20.6%

Operational tax rate is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews the operating results of the Company excluding the impacts of Special items. There can be no assurances that additional Special items will not occur in future periods. To compensate for this limitation, management believes that it is appropriate to consider both the Effective tax rate determined under GAAP as well as the Operational tax rate.

(1)	Pre-tax special items for 1Q26 included Restructuring and other credits ($93) and Acquisition and acquisition-related costs $7.

(2)	Tax Special items includes discrete tax items, the tax impact on Special items based on the applicable statutory rates, the difference between such rates and the Company’s consolidated estimated annual effective tax rate and other tax related items. Discrete tax items for 1Q26 included an excess benefit for stock compensation ($21). (Tax deduction is based on stock price at vesting date while book expense is based on stock price at grant date.)

14

Howmet Aerospace Inc. and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in U.S. dollars millions)

Reconciliation of Adjusted EBITDA and Adjusted EBITDA margin

	Quarter ended
	1Q25	4Q25	1Q26
Sales	$1,942	$2,168	$2,313
Operating income	$494	$489	$753
Operating income margin	25.4%	22.6%	32.6%

Operating income	$494	$489	$753
Add:
Restructuring and other (credits) charges	$(4)	$88	$(93)
Provision for depreciation and amortization	69	73	74
Acquisition and acquisition-related costs(1)	—	2	6
Costs associated with closures, supply chain disruptions, and other items	1	1	—
Adjusted EBITDA	$560	$653	$740
Adjusted EBITDA margin	28.8%	30.1%	32.0%

Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. The removal of "excluding special items" from Adjusted EBITDA and Adjusted EBITDA margin has not changed the definition of these measures. Management believes that these measures are meaningful to investors because they provide additional information with respect to the Company's operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies. The Company's definition of Adjusted EBITDA is defined as Operating Income excluding Restructuring and other (credits) charges and Special items and Provision for depreciation and amortization. Special items, including Restructuring and other (credits) charges, are excluded from Adjusted EBITDA. Current and prior periods’ Adjusted EBITDA calculations have not changed although the definitions have been simplified.

(1)	Excludes interest expense related to the Consolidated Aerospace Manufacturing, LLC acquisition.

15

Howmet Aerospace Inc. and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in U.S. dollar millions)

Reconciliation of Adjusted Operating Income and Adjusted Operating Income Margin

	Quarter ended
	1Q25	4Q25	1Q26
Sales	$1,942	$2,168	$2,313
Operating income	$494	$489	$753
Operating income margin	25.4%	22.6%	32.6%

Operating income	$494	$489	$753
Add:
Restructuring and other (credits) charges	$(4)	$88	$(93)
Acquisition and acquisition-related costs(1)	—	2	6
Costs associated with closures, supply chain disruptions, and other items	1	1	—
Adjusted operating income	$491	$580	$666

Adjusted operating income margin	25.3%	26.8%	28.8%

Adjusted operating income and Adjusted operating income margin are non-GAAP financial measures. Special items, including Restructuring and other (credits) charges, are excluded from Adjusted operating income. Management believes that these measures are meaningful to investors because management reviews the operating results of the Company excluding the impacts of Special items. There can be no assurances that additional Special items will not occur in future periods. To compensate for this limitation, management believes that it is appropriate to consider both Operating income and Operating income margin determined under GAAP as well as Adjusted operating income and Adjusted operating income margin. The removal of "excluding special items" from Adjusted operating income and Adjusted operating income margin has not changed the definition of these measures.

(1)	Excludes interest expense related to the Consolidated Aerospace Manufacturing, LLC acquisition.

16